As filed with the Securities and Exchange Commission on December 14, 2004

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ALVARION LTD.
             (Exact name of registrant as specified in its charter)
                                   Israel

                                                             N/A
   (State or other jurisdiction               (IRS Employer Identification No.)
 of incorporation or organization)

                               21A Habarzel Street
                             Tel Aviv 69710, Israel
                                 972-3-645-6262
               (Address of principal executive offices) (Zip Code)

           INTERWAVE COMMUNICATIONS INTERNATIONAL LTD. 1994 STOCK PLAN

          INTERWAVE COMMUNICATIONS INTERNATIONAL LTD. 1999 OPTION PLAN
                            (Full title of the Plan)

                                  Zvi Slonimsky
                                  Alvarion Inc.
                                5858 Edison Place
                           Carlsbad, California 92008
                     (Name and address of agent for service)
                                 (760) 517-3100
          (Telephone number, including area code, of agent for service)
                                ----------------
     Copies of all communications, including all communications sent to the agent for service, should be sent to:

--------------------------------------------------------------------------------
        Ernest S. Wechsler, Esq.                   Sharon A. Amir, Adv.
  Kramer Levin Naftalis & Frankel LLP            Naschitz, Brandes & Co.
            919 Third Avenue                         5 Tuval Street
        New York, New York 10022                 Tel-Aviv 67897, Israel
           Tel: 212-715-9211                       Tel: 972-3-623-5000
           Fax: 212-715-8086                       Fax: 972-3-623-5005
--------------------------------------------------------------------------------


                              CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                 Proposed
         Title of                Amount          Maximum       Proposed Maximum      Amount of
     Securities to be             to be       Offering Price  Aggregate Offering   Registration
        Registered            Registered(1)     Per Share            Price              Fee
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      134,878
NIS 0.01 per share              ordinary
                                shares(2)           $13.54(3)    $1,826,248.12(3)        $231.39
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   297 ordinary
NIS 0.01 per share               shares              $6.05           $1,796.85             $0.23
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      74,451
NIS 0.01 per share           ordinary shares         $6.82         $507,755.82            $64.33
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  8,686 ordinary
NIS 0.01 per share               shares              $7.33          $63,668.38             $8.07
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  9,042 ordinary
NIS 0.01 per share               shares              $7.39          $66,820.38             $8.47
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  7,667 ordinary
NIS 0.01 per share               shares              $7.56          $57,962.52             $7.34
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   119 ordinary
NIS 0.01 per share               shares              $7.66             $911.54             $0.12
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,162 ordinary
NIS 0.01 per share               shares              $7.73           $8,982.26             $1.14
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  8,181 ordinary
NIS 0.01 per share               shares              $8.06          $65,938.86             $8.35
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  6,104 ordinary
NIS 0.01 per share               shares              $8.50          $51,884.00             $6.57
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   446 ordinary
NIS 0.01 per share               shares              $8.74           $3,898.04             $0.49
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      14,890
NIS 0.01 per share           ordinary shares         $9.24         $137,583.60            $17.43
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,188 ordinary
NIS 0.01 per share               shares             $10.41          $12,367.08             $1.57
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      18,156
NIS 0.01 per share           ordinary shares        $11.22         $203,710.32            $25.81
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   595 ordinary
NIS 0.01 per share               shares             $11.32           $6,735.40             $0.85
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   446 ordinary
NIS 0.01 per share               shares             $12.09           $5,392.14             $0.68
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   893 ordinary
NIS 0.01 per share               shares             $16.29          $14,546.97             $1.84
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  7,735 ordinary
NIS 0.01 per share               shares             $16.46         $127,318.10            $16.13
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   297 ordinary
NIS 0.01 per share               shares             $16.69           $4,956.93             $0.63
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   595 ordinary
NIS 0.01 per share               shares             $16.86          $10,031.70             $1.27
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,191 ordinary
NIS 0.01 per share               shares             $16.93          $20,163.63             $2.55
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  2,974 ordinary
NIS 0.01 per share               shares             $16.96          $50,439.04             $6.39
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   297 ordinary
NIS 0.01 per share               shares             $17.06           $5,066.82             $0.64
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,190 ordinary
NIS 0.01 per share               shares             $17.13          $20,384.70             $2.58
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,190 ordinary
NIS 0.01 per share               shares             $17.16          $20,420.40             $2.59
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   595 ordinary
NIS 0.01 per share               shares             $17.57          $10,454.15             $1.32
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value    61 ordinary
NIS 0.01 per share               shares             $17.84           $1,088.24             $0.14
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,191 ordinary
NIS 0.01 per share               shares             $19.48          $23,200.68             $2.94
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  2,464 ordinary
NIS 0.01 per share               shares             $22.84          $56,277.76             $7.13
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  6,852 ordinary
NIS 0.01 per share               shares             $23.51         $161,090.52            $20.41
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  3,332 ordinary
NIS 0.01 per share               shares             $24.18          $80,567.76            $10.21
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   446 ordinary
NIS 0.01 per share               shares             $24.52          $10,935.92             $1.39
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,488 ordinary
NIS 0.01 per share               shares             $26.53          $39,476.64             $5.00
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  6,251 ordinary
NIS 0.01 per share               shares             $27.20         $170,027.20            $21.54
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,784 ordinary
NIS 0.01 per share               shares             $28.88          $51,521.92             $6.53
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   297 ordinary
NIS 0.01 per share               shares             $29.55           $8,776.35             $1.11
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,489 ordinary
NIS 0.01 per share               shares             $29.89          $44,506.21             $5.64
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      11,127
NIS 0.01 per share           ordinary shares        $30.23         $336,369.21            $42.62
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  4,466 ordinary
NIS 0.01 per share               shares             $31.23         $139,473.18            $17.67
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  5,955 ordinary
NIS 0.01 per share               shares             $32.21         $191,810.55            $24.30
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      17,078
NIS 0.01 per share           ordinary shares        $32.24         $550,594.72            $69.76
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,390 ordinary
NIS 0.01 per share               shares             $33.58          $46,676.20             $5.91
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  6,551 ordinary
NIS 0.01 per share               shares             $38.62         $252,999.62            $32.06
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  4,230 ordinary
NIS 0.01 per share               shares             $50.37         $213,065.10            $27.00
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  5,956 ordinary
NIS 0.01 per share               shares             $54.74         $326,031.44            $41.31
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   178 ordinary
NIS 0.01 per share               shares             $66.12          $11,769.36             $1.49
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  2,382 ordinary
NIS 0.01 per share               shares             $66.49         $158,379.18            $20.07
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   178 ordinary
NIS 0.01 per share               shares             $71.36          $12,702.08             $1.61
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   178 ordinary
NIS 0.01 per share               shares             $90.27          $16,068.06             $2.04
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   119 ordinary
NIS 0.01 per share               shares            $100.74          $11,988.06             $1.52
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  2,556 ordinary
NIS 0.01 per share               shares            $111.25         $284,355.00            $36.03
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   195 ordinary
NIS 0.01 per share               shares            $127.44          $24,850.80             $3.15
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value      11,241
NIS 0.01 per share           ordinary shares       $140.63       $1,580,821.83           $200.29
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  2,780 ordinary
NIS 0.01 per share               shares            $176.29         $490,086.20            $62.09
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value    57 ordinary
NIS 0.01 per share               shares            $254.84          $14,525.88             $1.84
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  2,381 ordinary
NIS 0.01 per share               shares            $255.20         $607,631.20            $76.99
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,945 ordinary
NIS 0.01 per share               shares            $268.64         $522,504.80            $66.20
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   595 ordinary
NIS 0.01 per share               shares            $285.43         $169,830.85            $21.52
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   743 ordinary
NIS 0.01 per share               shares            $319.00         $237,017.00            $30.03
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   476 ordinary
NIS 0.01 per share               shares            $335.79         $159,836.04            $20.25
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   119 ordinary
NIS 0.01 per share               shares            $407.15          $48,450.85             $6.14
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  3,572 ordinary
NIS 0.01 per share               shares            $432.33       $1,544,282.76           $195.66
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,637 ordinary
NIS 0.01 per share               shares            $459.63         $752,414.31            $95.33
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  1,190 ordinary
NIS 0.01 per share               shares            $470.11         $559,430.90            $70.88
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value  4,101 ordinary
NIS 0.01 per share               shares            $528.87       $2,168,895.87           $274.80
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   297 ordinary
NIS 0.01 per share               shares            $602.34         $178,894.98            $22.67
-------------------------------------------------------------------------------------------------
Ordinary shares,  par value   563 ordinary
NIS 0.01 per share               shares            $866.78         $487,997.14            $61.83
-------------------------------------------------------------------------------------------------
TOTAL                            423,156                        $16,052,660.12         $2,033.88
                             ordinary shares
-------------------------------------------------------------------------------------------------

(1) Pursuant to the terms of the Agreement and Plan of Amalgamation by and among Alvarion Ltd. ("Alvarion"), Alvarion Mobile Inc. and Interwave Communications Ltd. ("Interwave"), Alvarion agreed to assume the Interwave 1994 Stock Plan and the Interwave 1999 Option Plan. Shares in this column represent the number of shares exercisable upon exercise of options which have been granted under the 1994 Stock Plan and 1999 Option Plan, and which may be granted under the 1999 Option Plan.

(2)   Representing shares which may be granted under the 1999 Option Plan.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per ordinary share of Alvarion Ltd. on December 8, 2004 as reported on the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

      The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

            (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed with the SEC on June 29, 2004;

            (b)   The Registrant's reports on Form 6-K, filed with the SEC on:
                  February 5, 2004 relating to the Registrant's year end financial results; May 7, 2004 related to the Registrant's first quarter financial results; July 28, 2004 relating to the Registrant's acquisition of Interwave Communications International Ltd.; August 4, 2004 relating to the Registrant's second quarter results; October 4, 2004 relating to the Registrant's acquisition of Interwave Communications International Ltd.; October 18, 2004 relating to the Registrant's acquisition of Interwave Communications International Ltd.; and November 3, 2004 relating to the Registrant's third quarter results; and

            (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement No. 000-30628 on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 17, 2000.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in to this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities
            -------------------------

            Not Applicable.

Item 5.     Interest of Named Experts and Counsel
            -------------------------------------

            Not applicable.

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

      Our Articles of Association provide that, to the extent permitted by the Israeli Companies Law, 5759-1999 (the "Companies Law"), we may indemnify our Office Holders (as defined in the Companies Law) for liability or expense incurred by any such Office Holder as a result of an act done by him in his capacity as an Office Holder, as follows:

      o a financial liability imposed on him in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court, and

      o reasonable litigation expenses, including attorney's fees, expended by such Office Holder or charged to him by a court, in proceedings filed against him by us or on our behalf or by another person, or in a criminal charge from which he was acquitted, or in a criminal charge of which he was convicted of a crime which does not require a finding of criminal intent.

      The Companies Law and our Articles of Association provide that, subject to certain limitations, we may undertake in advance to indemnify our Office Holders. We have entered into indemnification agreements with our Office Holders in accordance with the provisions of the Companies Law.

      The Companies Law and our Articles of Association provide that, to the extent permitted by the Companies Law, we may enter into a contract for the insurance of the liability of an Office Holder, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder, in any of the following:

      o     breach of his duty of care to us or to another person;

      o breach of his duty of loyalty to us, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm us; or

      o     financial liability imposed upon him in favor of another person.

      These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not indemnify or procure insurance for an Office Holder for:

      o a breach of the duty of loyalty, unless the Office Holder acted in good faith and had reasonable grounds to assume that the action would not harm the company;

      o     an intentional or reckless breach of the duty of care;

      o     an act done with the intent to unlawfully realize personal gain; or

      o     a criminal fine or penalty imposed on the Office Holder.

      In addition, our Articles of Association provide that, to the extent permitted by the Companies Law, we may release an Office Holder, in advance, from liability, in whole or in part, for damages resulting from a breach of his duty of care to us.

      The Companies Law defines an "Office Holder" to include a director, general manager, chief financial officer, executive vice president, vice president, any person performing the foregoing functions without regard to such person's title and any other managers directly subordinate to the general manager.

      We have obtained directors' and officers' insurance for the benefit of our Office Holders.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

            Not applicable.

Item 8.     Exhibits
            --------

Exhibit Number   Exhibit
--------------   -------

   4.1 Form of Ordinary Share Certificate (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-14142)).

   4.2 Memorandum of Association of Registrant (English translation accompanied by Hebrew original) (incorporated herein by reference to the Company's Registration Statement on Form F-1 (File No. 333-11572)).

   4.3 Articles of Association of Registrant (incorporated herein by reference to the Company's Registration Statement on Form F-1 (File No. 333-11572)).

   5             Opinion of Naschitz, Brandes & Co.*

   23.1 Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.*

   23.2 Consent of Naschitz, Brandes & Co. (contained in their opinion constituting Exhibit 5).*

   24            Power of Attorney (included in signature page).*

   99.1          Interwave Communications International Ltd. 1994 Stock Plan*

   99.2          Interwave Communications International Ltd. 1999 Option Plan*

----------------------
* Filed herewith.


Item 9.     Undertakings.
            ------------

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 14th day of December, 2004.


                                          ALVARION LTD.


                                          By: /s/ Dafna Gruber
                                             ----------------------------
                                              Dafna Gruber
                                              Chief Financial Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Slonimsky and Dafna Gruber, and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                                  Date
---------                     -----                                  ----

/s/ Anthony Maher             Chairman of the Board            December 14, 2004
-----------------------       of Directors
Anthony Maher

/s/ Zvi Slonimsky             Chief Executive Officer          December 14, 2004
-----------------------       and Director
Zvi Slonimsky                 (Principal Executive Officer)

/s/ Dafna Gruber              Chief Financial Officer          December 14, 2004
-----------------------       (Principal Financial and
Dafna Gruber                  Accounting Officer)

/s/ Meir Barel                Vice Chairman of the             December 14, 2004
-----------------------       Board of Directors
Meir Barel

/s/ Raphael Amit              Director                         December 14, 2004
-----------------------
Raphael Amit

/s/ Oded Eran                 Director                         December 14, 2004
-----------------------
Oded Eran

/s/ Robin Hacke               Director                         December 14, 2004
-----------------------
Robin Hacke

/s/ Benny Hanigal             Director                         December 14, 2004
-----------------------
Benny Hanigal

/s/ David Kettler             Director                         December 14, 2004
-----------------------
David Kettler

/s/ Amnon Yacoby              Director                         December 14, 2004
-----------------------
Amnon Yacoby

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ___________________________________________

                                    EXHIBITS
                                       TO
                            REGISTRATION STATEMENT ON
                                    FORM S-8
                                    UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                   ___________________________________________

                                  ALVARION LTD.


EXHIBIT INDEX
-------------


Exhibit Number   Exhibit
--------------   -------

   4.1 Form of Ordinary Share Certificate (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-14142)).

   4.2 Memorandum of Association of Registrant (English translation accompanied by Hebrew original) (incorporated herein by reference to the Company's Registration Statement on Form F-1 (File No. 333-11572)).

   4.3 Articles of Association of Registrant (incorporated herein by reference to the Company's Registration Statement on Form F-1 (File No. 333-11572)).

   5             Opinion of Naschitz, Brandes & Co.*

   23.1 Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.*

   23.2 Consent of Naschitz, Brandes & Co. (contained in their opinion constituting Exhibit 5).*

   24            Power of Attorney (included in signature page).*

   99.1          Interwave Communications International Ltd. 1994 Stock Plan.*

   99.2          Interwave Communications International Ltd. 1999 Option Plan.*

--------------------
* Filed herewith.